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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): May 25, 2005 (May 23, 2005)

                                  GENTEK INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       001-14789                02-0505547
(State or Other Jurisdiction         (Commission File          (IRS Employer
      of Incorporation)                  Number)             Identification No.)



            90 East Halsey Road
           Parsippany, New Jersey                                     07054
  (Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (973) 515-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2005, GenTek Inc. (the "Company") issued a press release announcing that Richard R. Russell, Director, President and Chief Executive Officer of the Company, has chosen to resign from all of his positions with the Company, effective immediately. Mr. Russell will continue as a Company employee through July 1, 2005 in an advisory capacity to the Board. A copy of the Company's press release is attached as Exhibit 99.1 and is incorporated into this Item
1.01 by reference.

In connection with his resignation, the Company entered into a Separation Agreement with Mr. Russell on May 23, 2005. The Agreement provides that Mr. Russell will serve in an advisory capacity to the Company's Board of Directors from May 23, 2005 until July 1, 2005 at his current base salary. The Agreement also provides for severance compensation to Mr. Russell including: (a) a lump sum cash payment equal to $1,563,000 (the "Severance Benefit"), payable within 60 days of his retirement, pursuant to the terms of the GenTek Inc. Key Employee Retention Plan (the "KERP); (b) $1,498,487 provided pursuant to and payable under the General Chemical Corporation Supplemental Savings and Retirement Plan, as amended and restated effective January 1, 1996 (the "SERP"), the Employment Letter dated March 19, 2004 entered into by and between Mr. Russell and the Company and the Joint Plan of Reorganization entered into as of November 10, 2003; (c) a benefit accrued under the Supplemental Pension component of the SERP for the period beginning on the date of emergence from bankruptcy and ending on April 1, 2004 when the SERP was frozen, in an amount to be determined by actuaries selected by the Company; (d) 170 shares of common stock representing the restricted stock that vested pursuant to the GenTek Inc. Restricted Stock Agreement; (e) 25,754 shares of common stock representing the shares for which restrictions have lapsed pursuant to and subject to the terms of the GenTek Inc. "Emergence Shares" Restricted Stock Agreement ("Emergence Shares Agreement"); (f) the escrowed dividends in respect of Mr. Russell's shares of Restricted Stock forfeited pursuant to the Emergence Shares Agreement as soon as administratively possible after March 19, 2006; (g) an option to purchase 3,162 shares of common stock (at an exercise price of $11.03 per share), representing the vested options pursuant to the 2003 Management and Directors Incentive Plan of GenTek Inc. Stock Option Agreement, which options expires ten years from the grant date; (h) $40,077, representing accrued but unused vacation; (i) continued medical and dental coverage for a period of 36 months pursuant to the KERP; (j) retiree health benefits during the period commencing on the date following the retirement date and ending on the date Mr. Russell ceases to receive retirement income, which benefit is secondary to, and offset by, Medicare pursuant to the SERP; (k) gross up payments if an excise tax is imposed by Section 4999 of the Internal Revenue Code (which would only be triggered upon a change in control) with respect to the Severance Benefit; and (l) reimbursement for any incurred business expenses pursuant to the Company's expense reimbursement program.

The Company also announced the hiring of William E. Redmond, Jr., a Director of the Company, as President and Chief Executive Officer, effective May 23, 2005. In connection with his hiring, the Company and Mr. Redmond executed an Employment Agreement, dated May 23, 2005, specifying the terms of Mr. Redmond's employment. Under his Employment Agreement, Mr. Redmond will serve on an "at-will" basis at an annual salary of $600,000. Mr. Redmond is also eligible for an annual bonus, targeted at 75% of his base salary with an actual award range of zero to 200%, to be based upon accomplishment of pre-determined goals and objectives, as set and agreed upon by the Compensation Committee of the Board of Directors of the Company. Mr. Redmond will also receive annual grants under the Company's 2003 Management and Director's Incentive Plan (the "LTI Plan") equal to 125% (150% in 2005) of his base salary consisting of grants of restricted shares of the Company's common stock and stock options to purchase shares of the Company's common stock. In addition, the Agreement entitles Mr. Redmond to participate in the profit sharing, pension, retirement, deferred compensation, savings, life, medical, dental, disability and other welfare benefit plans maintained by the Company. The Company will reimburse Mr. Redmond for living accommodations in the New York/New Jersey metropolitan area up to a maximum of $3,600 per month through December 31, 2006, as well as for Company related travel, lodging, meal and related expenses. The Agreement provides for certain severance payments and benefits to Mr. Redmond in the event of termination, including (a) full salary through the date of termination and prorated bonus and vacation payments and (b) maintenance of vested shares under the LTI Plan. If Mr. Redmond is terminated by the Company without cause or terminates his own employment for "good reason," the Agreement provides for an additional payment equal to 200% of his base salary, and if Mr. Redmond is terminated upon a "change of control," the Agreement provides for an additional payment equal to 300% of his base salary. The Agreement also contains standard confidentiality, non-solicitation, non-competition and indemnification provisions.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On May 24, 2005, the Company issued a press release announcing that Richard R. Russell, Director, President and Chief Executive Officer of the Company has chosen to resign from all of his positions with the Company, effective immediately. A copy of the Company's press release is attached as Exhibit 99.1 and is incorporated into this Item 5.02 by reference. Mr. Russell, 62, has been with the Company and its predecessors since 1976 and most recently led the Company's successful emergence from bankruptcy in November 2003 and the sale of its communications business. Mr. Russell will serve in an advisory capacity to the Board of Directors through July 1, 2005.

The Company also announced the hiring of William E. Redmond, Jr., a Director of the Company, as President and Chief Executive Officer, effective May 23, 2005. In connection with his appointment as President and CEO, Mr. Redmond resigned as a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Redmond will remain a Class I Director of the Board through the 2007 Annual Meeting of the Company's stockholders. Kathleen Flaherty, a Director of the Company, will replace Mr. Redmond as Chair of the Compensation Committee.

Mr. Redmond has been a Director of the Company since 2003. Mr. Redmond also currently serves as the Chairman and Director of Maxim Crane Works, the Chairman and Director of National Energy & Gas Transmission, the Vice Chairman and Director of USA Mobility, Inc, as a Director for World Kitchen Incorporated and as a Director for Malden Mills Inc. Mr. Redmond previously served as president and chief executive officer from December 1996 to February 2003 and as chairman of the board from January 1999 to February 2003 of Garden Way, Inc., a manufacturer of outdoor garden and power equipment that filed for bankruptcy protection in July 2001 in order to facilitate a sale of substantially all of its assets in August 2001. Because of his interest in focusing on his new responsibilities for GenTek, Mr. Redmond intends to resign from all but two other Boards of Directors by June 6, 2005.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits


Exhibit No.         Description
-----------         --------------------------------------------------------

     99.1           Press Release of GenTek Inc., dated May 24, 2005.




_______________________________________________________________________________

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GENTEK INC.

Date:  May 25, 2005                  By:   /s/ Matthew M. Walsh
                                          --------------------------------
                                     Name:     Matthew M. Walsh
                                     Title:    Vice President and Chief
                                               Financial Officer


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                                 EXHIBIT INDEX


Exhibit No.         Description
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     99.1           Press Release of GenTek Inc., dated May 24, 2005.